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                      LIST OF SUBSIDIARIES OF REGISTRANT            EXHIBIT 21.1
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

                                                   State of incorporation  Names under which
                                                   or Formation            business is conducted

IRPC - Arizona, Inc.                               AZ                      OpTel
IRPC Texas - Ventana, Inc.                         TX                      OpTel
IRPC Texas, Inc.                                   TX                      OpTel
OpTel (Arizona) Telecom, Inc.                      DE
OpTel (California) Telecom, Inc.                   DE
OpTel (Colorado) Telecom, Inc.                     DE
OpTel (Florida) Telecom, Inc.                      DE
OpTel (Illinois) Telecom, Inc.                     DE
OpTel (Texas) Telecom, Inc.                        DE
Richey Pacific Cable Vision, Inc.                  CA                      OpTel
Sunshine Television Entertainment, Inc.            FL                      OpTel
TA V GP Holdings Corp.                             DE
Tara Communication Systems, Inc.                   IL
TVMAX Communications (Texas), Inc.                 DE                      OpTel
TVMAX Telecommunications, Inc.                     DE                      OpTel
OpTel (Illinois), L.P.                             CO
Richey Pacific Cable Partners V, L.P.              CA
Richey Pacific Cable Partners VI, L.P.             CA
Richey Pacific Cable Partners VII, L.P.            CA

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